                                                                    EXHIBIT 10.3
[OCBC BANK LETTERHEAD]

29 July 2003

MAXTOR PERIPHERALS (S) PTE LTD
No. 2 Ang Mo Kio Street 63
Ang Mo Kio Industrial Park 3
Singapore 569111                                                    BY HAND
                                                                    CONFIDENTIAL
Attention : Mr K.H. Teh, Managing Director
            Mr Tiong Chi Sieng, Vice President

Dear Sirs,

         We are pleased to advise you that Oversea-Chinese Banking Corporation Limited (hereinafter called "the Bank") has agreed, subject to satisfactory completion of legal documentation and upon the following terms and conditions, to grant Maxtor Peripherals (S) Pte Ltd (hereinafter called "the Borrower") the following credit facility (hereinafter called "the facility"):-

                                                                           LIMIT
         FACILITY                                                         S$'000

         LETTER OF GUARANTEE ("LG")                                       52,000

PRICING

2        The prescribed commission shall be fixed as follows:-

         FACILITY TYPE     PRESCRIBED COMMISSION

         LG 0.25% per annum payable in advance on a 6-monthly basis. Commission is calculated based on outstanding amount or sums which may be payable by the Bank in the event that the LG is called upon at the time of payment of commission

PURPOSE

3        The LG facility shall be for issuance of funding guarantee in favour of
Economic Development Board ("EDB") for providing a 4-year term loan of S$52 million to Borrower to finance the construction of a server class manufacturing facility in Singapore.

SECURITY/SUPPORT

4        The LG facility together with all monies liabilities which may be owing to the Bank from time to time shall be fully secured by pledge of fixed deposit of not less than S$52 million to be placed in OCBC, Hong Kong Branch and shall be in the name of the Borrower. However, the Borrower may substitute cash with other assets of equivalent value in form, substance and value that is acceptable to the Bank.

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[OCBC BANK LOGO]                                                               2

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

CONDITION FOR ISSUANCE OF LG

5        The format of LG to be issued shall be in form and substance acceptable to the Bank as per attached Appendix.

ISSUANCE OF THE LG

6        The Borrower shall issue the LG in two (2) tranches as follows upon completion of documentation and giving at least three (3) business days' prior written notice to the Bank:-

         Amount                 Issue Date
(a)      S$40.5 million         August/September 2003

(b)      S$11.5 million         March 2004

AVAILABILITY PERIOD OF THE LG

7        Up to 12 months from the date of acceptance of the Letter of Offer or
30 June 2004, whichever is earlier.

REPAYMENT TERMS OF THE LG

8        The LG limit will be on a reducing balance in accordance to the outstanding EDB loan which shall be repaid on seven (7) semi-annual equal basis as follows:-

      Date            Repayment Amount     Outstanding Balance
      ----            ----------------     -------------------
1 December 2004        S$7,428,571.43        S$44,571,428.57
1 June 2005            S$7,428,571.43        S$37,142,857.14
1 December 2005        S$7,428,571.43        S$29,714,285.71
1 June 2006            S$7,428,571.43        S$22,285,714.28
1 December 2006        S$7,428,571.43        S$14,857,142.85
1 June 2007            S$7,428,571.43        S$7,428,571.42
1 December 2007        S$7,428,571.42        Nil

FINAL MATURITY OF THE LG

9        1 December 2007 plus 1 month claim period.

SECURITY OF THE LG

10       The cash deposit placed with OCBC, Hong Kong Branch will be reduced accordingly per the repayment terms of the LG outlined in Clause 8 and such repayment amount will be discharged upon receipt of confirmation from EDB that the instalment of the loan has been repaid.

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[OCBC BANK LOGO]                                                               3

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

PREPAYMENT FOR THE LG

11       No penalty to be imposed for any early prepayment of the LG. Prepayment of the LG is only permitted which is subject to thirty (30) business days' prior written notice to the Bank.

INCREASED COSTS

12       If any existing or future applicable law, regulation or directive, or any change therein or in the interpretation thereof, or compliance by the Bank with any request (whether or not having the force of law) of any relevant central bank or other comparable agency, subjects the Bank to any tax of any kind whatsoever (other than income tax on the Bank's overall net income) with respect to the terms of this letter or the facilities granted pursuant to this letter or changes the basis of taxation on any payment to the Bank hereunder or in relation to the terms of this letter or the facilities granted pursuant to this letter (except for changes in the rate of tax on the Bank's overall net income imposed in Singapore) or imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, or deposit in or for the account of, or advances or loans by, or any other acquisition of funds by any of the Bank's offices, or imposes on the Bank any other condition with respect to the terms of this letter or the facilities granted pursuant to this letter and the result of any of the foregoing is to increase the cost to the Bank of maintaining the advances or to reduce any amount receivable in respect of the facilities hereunder, then the Borrower shall indemnify and pay to the Bank upon demand, additional amounts which will compensate the Bank for such increased cost or reduced amount receivable, as determined by the Bank on production of statement or certificate.

CONDITIONS PRECEDENT

13       The Borrower's right to utilise the facilities and the obligation of the Bank to advance the same shall be subject to the Borrowers delivering the following documents to the Bank:-

         (a) Duly executed duplicate of this Letter of Offer confirming the acceptance of the facilities on these terms and conditions.

         (b) Copy of Memorandum and Articles of Association of the Borrower certified as a true copy by the Director and/or Secretary.

         (c) Copy of the Certificate of Incorporation of the Borrower certified as a true copy by the Director and/or Secretary.

         (d)      The Bank's standard Deed of Set-Off and Charge attached.

         (e) Copy of Borrower's Board of Directors' Resolution certified as true copy by Borrower's Director and/or Secretary duly authorising and confirming:-

                  (i) the opening of a current account with the Bank and fixed deposit account with OCBC, Hong Kong Branch;

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[OCBC BANK LOGO]                                                               4

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

                  (ii) the acceptance of the facilities as described in this Letter of Offer upon the terms and conditions enumerated herein.

                  (iii) the appointment of an authorised signatory(ies) to execute on Borrower's behalf all legal documents, notices and any other documents connected with the facilities.

                  (iv) the affixing of the common seal to all documents, when required, in accordance with Borrower's Memorandum & Articles of Association.

         (f) All other documents called for by the Bank or in connection with this Letter of Offer.

OTHER TERMS AND CONDITIONS

14       Notwithstanding anything contained herein or any other provisions in this Letter of Offer, all amounts drawn and outstanding and all Borrower's liabilities (whether present or future actual or contingent primary or collateral several or joint and whether as principal or surety) to the Bank that are due or owing or remaining unpaid to the Bank under the facilities granted herein and all interest and other sums payable in respect of the facilities shall be repayable on demand.

15       The liability of the Borrower pursuant to this Letter of Offer and the
Bank's Standard Terms and Conditions Governing Banking Facilities attached herewith shall be joint and several and form an integral part of this Letter of Offer and shall in all respects apply. In the event of any inconsistency between the terms and conditions of this Letter of Offer and the Standard Terms and Conditions Governing Banking Facilities, the terms and conditions set forth in this Letter of Offer shall prevail.

16       If you are agreeable to the above, kindly indicate acceptance by signing on the duplicate of this letter and returning it by 29 August 2003 after which date the offer contained herein shall lapse unless an extension thereof has been requested for and agreed to by the Bank.

17       If you have any queries, please do not hesitate to contact any of the undersigned who shall be pleased to assist you. We assure you of our best services at all times.

Yours faithfully,
for OVERSEA-CHINESE BANKING CORPORATION LIMITED

-s- Clara Ng                                      -s- Lim King Soon
------------------------------                    ------------------------------
Clara Ng                                          Lim King Soon
Assistant Vice President                          Vice President
Wholesale Corporate Marketing                     Wholesale Corporate Marketing

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[OCBC BANK LOGO]                                                               5

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

TO   :   OVERSEA-CHINESE BANKING CORPORATION LIMITED

         We refer to your letter dated 29 July 2003 and hereby confirm our acceptance of the facilities on the terms and conditions set out herein.

         We consent to the Bank and its officers disclosing to any subsidiary, branch, agency or representative office of the Bank provided the aforesaid are banks or financial institutions, or any government authority, or potential assignee or transferee or any other persons relevant information regarding the moneys and other relevant particulars relating to our accounts with the Bank.

         -s- TIONG CHI SIENG                                      26 AUGUST 2003
         --------------------------------                         --------------
         Authorised Signatory(ies)/Name(s)                        Date
         For and on behalf of
         MAXTOR PERIPHERALS (S) PTE LTD

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[OCBC BANK LOGO]                                                               6

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

STANDARD TERMS AND CONDITIONS GOVERNING BANKING FACILITIES

1. PRICING : Notwithstanding the Prescribed Rate as indicated in the Letter of Offer, the Bank shall have the absolute discretion to change the Prescribed Rate to such other rate as may be determined by the Bank from time to time. All interest charged (including additional interest) will be based on a year consisting of 365 days in respect of facilities denominated in Singapore dollars and 360 days in respect of facilities denominated in foreign currencies and with monthly rests or such periodic rests as the Bank may specify and is payable both before and after judgement.

2. REVIEW : The facilities granted will be reviewed periodically and it shall be at the sole and absolute discretion of the Bank to decide whether the facilities should be continued. The Bank may at any time cancel the facilities by giving you 3 months' notice to that effect, whereupon the facilities shall cease to be available and all moneys from time to time outstanding in respect of the facilities shall become repayable on demand.

3. REPAYABLE ON DEMAND : The facilities and all amounts drawn and outstanding under the facilities and all your liabilities (whether present or future actual or contingent primary or collateral several or joint and whether as principal or surety) to the Bank and due or owing or remaining unpaid to the Bank under the facilities granted herein and all interest and other sums payable in respect of the facilities shall be repayable by giving you 3 months' notice to that effect and the Bank reserves the right to terminate the facilities forthwith at any time.

4. PARI PASSU : So long as the facilities are available, you shall not place the Bank in a less favourable position relative to your other bankers in terms of security/support.

5. SET-OFF : You shall agree that the Bank shall have the right to set-off and apply any credit balances (including fixed deposits) on all or any of your accounts with the Bank in Singapore and elsewhere including your current accounts, savings accounts, fixed deposit accounts, ACU deposit accounts and any other accounts whether in Singapore Dollars or in any other currency or currencies and set off any sum or sums standing from time to time to the credit of any one or more of such accounts (notwithstanding that any fixed deposit has not matured or any of the special conditions applicable to the deposit have not been satisfied) in or towards payment or satisfaction of all or any of your liabilities to the Bank or all or any of your liabilities on any other account with the Bank or at, in or with any of the Bank's branches and agencies whether in Singapore or elsewhere and whether in Singapore Dollars or in any other currency or currencies and whether in your individual or joint names or jointly with others or otherwise or in any other respect and the Bank shall have the right to withhold such deposits so long as any moneys are outstanding under the facilities.

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[OCBC BANK LOGO]                                                               7

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

6. FINANCIAL STATEMENTS: So long as the facilities are available, you shall furnish to the Bank a copy of your audited financial statements within 120 days after the end of each financial year, certified by a qualified independent auditor setting forth your financial condition in accordance with generally accepted accounting standards. In addition, you shall agree to submit copies of your management accounts or such other financial information as required by the Bank from time to time.

7. MATERIAL ADVERSE CHANGE : You shall promptly advise the Bank of any material adverse change in your condition (financial or otherwise) or the condition of any of your subsidiaries or the guarantors and notify the Bank of any litigation or proceedings against you or any of your subsidiaries or guarantors before any court or administrative agency which, in the opinion of your officers, might materially affect your continued operations or financial condition. Such advice or notice will be given to the Bank within seven (7) days after you have knowledge of the said change or proceedings and (in the latter case) the amount of contingent liability if such amount is ascertainable.

8. SEVERABILITY : The illegality, invalidity or unenforceability of any provision in this Letter of Offer under the law of any jurisdiction shall not affect the legality, validity or enforceability of any other provision.

9. WAIVER NOT TO PREJUDICE RIGHT OF THE BANK : The Bank may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by you of any of the undertakings, stipulations, terms and conditions herein contained and any modifications thereof but without prejudice to its powers rights and remedies for enforcement thereof, Provided Always that:

    a) neither any neglect or forbearance of the Bank to require and enforce payment of any moneys hereunder or the performance and observance of any undertakings, stipulations, terms and conditions herein contained, nor any time which may be given to you shall in any way prejudice or affect any of the rights, powers or remedies of the Bank at any time afterwards to act strictly in accordance with the provisions hereof;

    b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Bank in respect of any other or subsequent breach of any of the undertakings, stipulations, terms or conditions aforesaid.

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[OCBC BANK LOGO]                                                               8

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

10. INDEMNITY : Without prejudice to the terms and provisions in this Letter of Offer, you shall indemnify the Bank and hold the Bank harmless from and against all losses, damages and expenses whatsoever legal or otherwise, which the Bank may sustain, suffer or incur as a consequence of any default in the payment of the aggregate principal amount for the time being and from time to time drawndown or advanced and outstanding under the facilities or any portion thereof, or any interest accrued thereon, or any other amounts payable hereunder, and such losses, damages and expenses shall include but not be limited to such amount as the Bank shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon you save for any manifest error) as being necessary to compensate the Bank for (i) any actual loss of interest incurred on account of such default, and (ii) any interest or fee paid or payable on account of any funds borrowed in order to carry on or maintain any unpaid amount except to the extent that such interest or fees are recovered under the provisions of this Letter of Offer.

11. TAXES : Any goods and services tax or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act 1993) or required to be paid in respect of any monies payable to or received or receivable by the Bank or any expenses incurred by the Bank shall (except to the extent prohibited by law) be borne and paid by you and the Bank shall be entitled to debit the same from your account(s).

12. CERTIFICATE OF THE BANK CONCLUSIVE : A statement or certificate in writing signed by a duly authorised officer for the time being of the Bank and certifying the amount due at any time in respect of any moneys owing or payable by you to the Bank and/or any liabilities incurred by the Bank and payable by you to the Bank under or by virtue of any terms, conditions or stipulations of this Letter of Offer shall (in the absence of any manifest error), be final and conclusive of the matters so certified and be binding upon you.

13. EXPENSES : All expenses including stamp duty (whether as penalty or otherwise), legal, administrative, registration, execution fees and any other costs or charges (including abortive costs) whether of the Bank or otherwise and incurred or expended by the Bank whether the same is accepted or otherwise shall be borne by you. You shall further pay on full indemnity basis all expenses including legal fees as between solicitors and clients and other costs and disbursements incurred in connection with demanding and enforcing payment of moneys due hereunder and otherwise howsoever in enforcing the performance of any undertakings, stipulations, terms and conditions or provisions hereunder.

14. SUCCESSORS AND ASSIGNS : The facilities shall be binding upon and ensure for the benefit of the Bank and its successors and assigns but you may not assign or transfer any of your rights hereunder.

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[OCBC BANK LOGO]                                                               9

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

15. DISCLOSURE OF INFORMATION : You shall irrevocably give your consent to the Bank to give, divulge or reveal, in any manner howsoever, any information whatsoever regarding the facilities and the money or other relevant particulars of your accounts to any officers of the Bank at Head Office or at any branch in Singapore or elsewhere or any agency or representative office in Singapore or elsewhere or any subsidiary of the Bank or any government or other authority in Singapore or elsewhere or to any agent or correspondent in Singapore or elsewhere or to any other person for the purposes of or in connection with any enforcement of any right and benefit of the Bank.

16. GOVERNING LAW AND JURISDICTION : This Letter of Offer shall be governed by and construed in all aspects in accordance with the laws of the Republic of Singapore. It is irrevocably agreed for the exclusive benefit of the Bank that the courts of the Republic of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this Letter of Offer and you irrevocably submit to the non-exclusive jurisdiction of such courts.

17. SERVICE OF PROCESS: You hereby agree that personal service of any writ of summons or other originating process or a sealed copy thereof pleadings or other documents may be effected on you by leaving the same at the place of your business or abode or address in Singapore last known to the Bank (and in this connection, the Bank shall be entitled to rely on the records kept by it or that of any registry or government or statutory authority) and if your last known address shall be a postal box number or other hold mail address then personal service may be effected by posting the same to such address and you irrevocably confirm that service of such writs of summon originating process pleadings or documents in the manner aforesaid shall be deemed good and sufficient personal service on you.

18. SECURITY MARGIN : If the market value of any security (including immovable property) falls below what the Bank considers to be an adequate security margin, the Bank shall be entitled, without prejudice to any other rights that the Bank may have, to reduce the credit limits and/or withhold further disbursement; and/or to require repayment of such amount as the Bank may specify including prepayment of any loan and/or to require additional security to be furnished.

19. DEFAULT INTEREST:

    Interest of 1% per annum in addition to the Prescribed Rate for the facilities stated in this Letter of Offer will be charged on all overdue sums, from the date of default up to the date of actual payment (as well after as before judgement).

20. BREACH OF COVENANT

    a) No failure or delay on the part of the Bank to exercise or enforce any of its rights, powers or remedies under the Facility Letter or the Security Documents shall impair or operate as a waiver of such rights, powers or remedies, and any single or partial exercise or enforcement of any such rights, powers or remedies shall not preclude any other or further exercise or enforcement thereof or of any other rights, powers or remedies.

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[OCBC BANK LOGO]                                                              10

MAXTOR PERIPHERALS (S) PTE LTD                                      CONFIDENTIAL

    b) The Bank's rights are not capable of being waived except by an express waiver in writing.

21. A person who is not a party to this Letter of Offer has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce or to enjoy the benefit of any of the terms and conditions of this Letter of Offer.

22. In this Agreement unless the context otherwise requires:-

    23.1 words importing the singular number include the plural number and vice versa;

    23.2 words importing the masculine gender include the feminine and neuter genders;

    23.3 references to a person or persons shall be deemed to include corporations.

23.In this Letter of Offer unless the context otherwise requires:

    a) words importing the singular number include the plural number and vice versa;

    b) words importing the masculine gender include the feminine and neuter genders;

    c) references to a person or persons shall be deemed to include corporations.

[OCBC BANK LETTERHEAD]

12 September 2003

MAXTOR PERIPHERALS (S) PTE LTD
No, 2 Ang Mo Kio Street 63
Ang Mo Kio Industrial Park 3
Singapore 569111                                                    BY HAND
                                                                    CONFIDENTIAL

Attention : Mr Tiong Chi Sieng, Vice President

Dear Sirs,

         We refer to our Letter of Offer dated 29 July 2003.

2        We are pleased to advise you that the LG limit in our Letter of Offer dated 29 July 2003 has been increased from S$52 million to S$54.2 million.

3        Save as aforesaid, all other terms and conditions stipulated in our
Letter of Offer shall remain unchanged.

4        Kindly indicate acceptance by signing on the duplicate of this letter and returning it by 15 September 2003 after which date the offer contained herein shall lapse unless an extension thereof has been requested for and agreed to by the Bank.

5        If you have any queries, please do not hesitate to contact any of the undersigned who shall be pleased to assist you. We assure you of our best services at all times.

Yours faithfully,
for OVERSEA-CHINESE BANKING CORPORATION LIMITED

-s- Clara Ng                                  -s- Goh Chong Theng
------------------------------                ----------------------------------
Clara Ng                                      Goh Chong Theng
Assistant Vice President                      Head
Wholesale Corporate Marketing                 Wholesale Corporate Marketing

TO : OVERSEA-CHINESE BANKING CORPORATION LIMITED

We refer to your letter dated 12 September 2003 and hereby confirm our acceptance of the facilities on the terms and conditions set out herein.

-s- TIONG  CHI SIENG                                         SEPTEMBER 12, 2003
------------------------------                               -----------
Authorised Signatory(ies)/Name(s)                            Date
for and on behalf of
MAXTOR PERIPHERALS (S) PTE LTD